Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-278438) on Form S-3 and the Registration Statements (Nos. 333-167721, 333-237428, and 333-273227) on Form S-8 of ImmuCell Corporation of our report dated March 30, 2026, relating to the financial statements of ImmuCell Corporation, appearing in this Annual Report on Form 10-K of ImmuCell Corporation for the years ended December 31, 2025 and 2024.

/s/ WIPFLI LLP

Radnor, Pennsylvania
March 30, 2026